UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2022

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Dril-Quip, Inc. (“Dril-Quip”) held on May 17, 2022, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in detail in Dril-Quip’s definitive proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on March 29, 2022.

Proposal 1—Election of Directors

The following nominees for director were elected to serve three-year terms expiring at the 2025 annual meeting of stockholders by a majority of the votes cast at the annual meeting:

	For	Against	Abstentions	Broker Non-Votes
Terence B. Jupp	25,810,786	6,020,465	142,576	1,723,455
Carri A. Lockhart	31,402,375	399,119	172,333	1,723,455
Darryl K. Willis	29,992,954	1,808,240	172,633	1,723,455

Proposal 2—Approval of Appointment of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as independent registered public accountants for Dril-Quip for 2022 was approved by the majority of the votes cast “for” or “against” the proposal at the meeting:

For	Against	Abstentions	Broker Non-Votes
33,473,793	222,197	1,292	0

Proposal 3—Advisory Vote to Approve Executive Compensation

The advisory vote on the compensation of Dril-Quip’s named executive officers received the affirmative vote of a majority of the votes cast “for” or “against” the proposal at the meeting:

For	Against	Abstentions	Broker Non-Votes
30,972,758	982,113	18,956	1,723,455

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President, General Counsel and Secretary

Date: May 19, 2022